Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests In

UBS M2 FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase
Dated May 25, 2006

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY PFPC INC. EITHER BY MAIL OR BY
FAX BY 12:00 MIDNIGHT, NEW YORK TIME, ON
FRIDAY, JUNE 23, 2006, UNLESS THE
OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

UBS Alternative Investment Group
c/o PFPC Inc.
P.O. Box 857
Claymont, DE 19703-9911

Attn: Tender Offer Administrator
For additional information:
Phone:      (877) 431-1973
Fax:           (302) 793-8201
                 (302) 793-8202

To assure good delivery, please send this Notice of Withdrawal to PFPC Inc. and not to your Financial Advisor.

UBS M2 FUND, L.L.C.

You are responsible for confirming that this Notice is received by PFPC Inc. To assure good delivery, please send this page to PFPC Inc. and not to your Financial Advisor.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable): |__||__|  |__||__||__||__||__|  |__||__|

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:
Signature: Print Name of Investor: Joint Tenant Signature: (If joint tenants, both must sign.) Print Name of Joint Tenant:
____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certificate)/Date

____________________________________________________________

____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certificate)/Date

____________________________________________________________

FOR OTHER INVESTORS:
Print Name of Investor: Signature: Print Name of Signatory and Title: Co-Signatory if necessary: Print Name and Title of Co-Signatory:
____________________________________________________________

____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certificate)/Date

____________________________________________________________

____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certificate)/Date

____________________________________________________________